Exhibit 99.1

INVESTOR CONTACT:	Andrew S. Hersom
Investor Relations
203.338.4581
Andrew.Hersom@peoples.com

MEDIA CONTACT:	Valerie Carlson
Corporate Communications
203.338.2351
Valerie.Carlson@peoples.com

FOR IMMEDIATE RELEASE

January 21, 2016

PEOPLE’S UNITED FINANCIAL REPORTS FOURTH QUARTER

NET INCOME OF $0.23 PER SHARE AND OPERATING EARNINGS OF $0.22 PER SHARE

BRIDGEPORT, CT – People’s United Financial, Inc. (NASDAQ: PBCT) today reported net income of $70.8 million, or $0.23 per share, for the fourth quarter of 2015, compared to $64.7 million, or $0.22 per share, for the fourth quarter of 2014, and $68.4 million, or $0.23 per share, for the third quarter of 2015. Included in this quarter’s results is a net after-tax gain of $6.1 million ($0.02 per share) resulting from the sale of the Company’s payroll services business as well as non-operating expenses of $2.5 million after-tax ($0.01 per share).

Operating earnings were $67.2 million, or $0.22 per share, for the fourth quarter of 2015, compared to $65.1 million, or $0.22 per share, for the fourth quarter of 2014, and $68.4 million, or $0.23 per share, for the third quarter of 2015.

For the year ended December 31, 2015, net income totaled $260.1 million, or $0.86 per share, compared to $251.7 million, or $0.84 per share, for 2014. Operating earnings were $262.5 million, or $0.87 per share, for 2015, compared to $244.5 million, or $0.82 per share, for 2014.

The Company’s Board of Directors declared a $0.1675 per share quarterly dividend, payable February 15, 2016 to shareholders of record on February 1, 2016. Based on the closing stock price on January 20, 2016, the dividend yield on People’s United Financial common stock is 4.6 percent.

“We are pleased to report growth in full-year operating earnings per share for the sixth consecutive year, particularly given the prolonged low interest rate environment,” commented Jack Barnes, President and Chief Executive Officer. “These results are driven by the strategic investments we have made in talent, products and services. Throughout 2015, we continued to move the Company forward by organically growing loans and deposits, strengthening fee businesses, implementing technology enhancements and furthering cross-sell efforts.”

Barnes continued, “As we continually evaluate the best ways to serve customers and improve operating efficiency, we sold our payroll services business in the fourth quarter to the Company’s current payroll software licensor and entered into a long-term referral agreement. The sale provides customers high-quality payroll solutions at comparable costs and minimal transition impact.”

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People’s United Financial, Inc. Reports 4Q Earnings

Barnes concluded, “Entering 2016, the franchise is well-positioned to achieve ongoing growth as we continue to execute on the significant opportunities that exist across our attractive footprint, especially within the Boston and New York markets. We remain focused on improving profitability, while continuing to build the business for long-term success.”

“Our 2015 financial performance reflects ongoing revenue growth and proactive expense management,” stated David Rosato, Senior Executive Vice President and Chief Financial Officer. “Record full year operating earnings of $263 million increased over seven percent from the prior year and benefited from both higher net interest income and fee revenues. We achieved strong annual loan and deposit growth of seven percent and nine percent, respectively. At the same time we maintained excellent asset quality across each portfolio as evidenced by net charge-offs as a percentage of average loans of only eight basis points for the full year.”

Rosato concluded, “Capital ratios continue to be strong, especially given the Company’s diversified business mix and history of exceptional credit risk management. Our balance sheet remains asset sensitive which positions us well to benefit from a rising interest rate environment.”

At December 31, 2015, People’s United Financial’s common equity tier 1 capital and total risk-based capital ratios were 9.8 percent and 11.7 percent, respectively, and the tangible equity ratio stood at 7.2 percent. For People’s United Bank N.A., common equity tier 1 capital and total risk-based capital ratios were 10.2 percent and 12.6 percent, respectively, at December 31, 2015.

Net loan charge-offs as a percentage of average total loans on an annualized basis were 0.09 percent in the fourth quarter of 2015, a slight increase from 0.06 percent in the third quarter of 2015, but an improvement from 0.13 percent in the fourth quarter of 2014. For the originated loan portfolio, non-performing loans equaled 0.58 percent of loans at December 31, 2015, compared to 0.68 percent at September 30, 2015 and 0.77 percent at December 31, 2014.

Operating return on average assets of 0.71 percent for the fourth quarter of 2015 declined from 0.73 percent in the third quarter of 2015 and 0.75 percent in the fourth quarter of 2014. Operating return on average tangible stockholders’ equity of 10.2 percent in the fourth quarter of 2015 declined from 10.5 percent in the third quarter of 2015, but increased from 10.1 percent in the fourth quarter of 2014.

People’s United Financial, a diversified financial services company with $39 billion in assets, provides commercial and retail banking, as well as wealth management services through a network of approximately 400 branches in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine. Through its subsidiaries, People’s United Financial provides equipment financing, brokerage and insurance services. Assets managed and administered, which are not reported as assets of People’s United Financial, totaled $15.4 billion at December 31, 2015 compared to $15.1 billion at September 30, 2015.

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People’s United Financial, Inc. Reports 4Q Earnings

4Q 2015 Financial Highlights

Summary

•	Net income totaled $70.8 million, or $0.23 per share.

•	Operating earnings totaled $67.2 million, or $0.22 per share.

•	Net interest income totaled $238.8 million in 4Q15 compared to $234.8 million in 3Q15.

•	Interest income on acquired loans decreased $0.7 million to $12.6 million.

•	Net interest margin of 2.87% unchanged from 3Q15 reflecting:

•	Increase in average investment balances (increase of one basis point).

•	New loan volume at rates lower than the existing portfolio (decrease of one basis point).

•	Provision for loan losses totaled $9.7 million.

•	Net loan charge-offs totaled $6.2 million, of which $3.3 million related to loans with previously-established specific reserves.

•	Net loan charge-off ratio of 0.09% in 4Q15.

•	Reflects an $8.1 million increase in the originated allowance for loan losses due to loan growth and a $1.3 million allowance reversal related to acquired loans.

•	Non-interest income was $93.3 million in 4Q15 compared to $87.1 million in 3Q15.

•	Gain on sale of the payroll services business totaled $9.2 million in 4Q15.

•	Insurance revenue decreased $1.6 million.

•	Bank service charges decreased $1.4 million.

•	Commercial banking lending fees decreased $1.1 million.

•	Assets under administration and those under full discretionary management, neither of which are reported as assets of People’s United Financial, totaled $9.8 billion and $5.6 billion, respectively, at December 31, 2015, compared to $9.7 billion and $5.4 billion, respectively, at September 30, 2015.

•	Non-interest expense totaled $217.0 million in 4Q15 compared to $214.2 million in 3Q15.

•	Operating non-interest expense was $213.2 million in 4Q15 compared to $214.1 million in 3Q15.

•	Compensation and benefits decreased $1.4 million, primarily reflecting lower payroll and benefit-related costs in 4Q15.

•	Regulatory assessments expense decreased $2.4 million.

•	Professional and outside services expense increased $0.9 million.

•	The efficiency ratio was 61.0% in 4Q15 compared to 61.7% in 3Q15 (see page 16).

•	Non-operating expenses totaled $3.8 million in 4Q15 compared to $0.1 million in 3Q15.

•	The effective income tax rate was 32.8% for 4Q15 and 33.4% for the full-year of 2015, compared to 33.9% for the full-year of 2014 (33.5% for 4Q14).

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People’s United Financial, Inc. Reports 4Q Earnings

Commercial Banking

•	Commercial loans increased $652 million, or 13% annualized, from September 30, 2015.

•	Excluding the mortgage warehouse portfolio, commercial loans increased $528 million, or 11% annualized, in 4Q15.

•	Average commercial loans totaled $20.2 billion in 4Q15, an increase of $196 million, or 4% annualized, from 3Q15.

•	The ratio of originated non-performing commercial loans to originated commercial loans was 0.51% at December 31, 2015 compared to 0.64% at September 30, 2015.

•	Non-performing commercial assets, excluding acquired non-performing loans, totaled $117.6 million at December 31, 2015 compared to $139.6 million at September 30, 2015.

•	Net loan charge-offs totaled $4.8 million, or 0.09% annualized, of average commercial loans in 4Q15, compared to $2.9 million, or 0.06% annualized, in 3Q15.

•	For the originated commercial portfolio, the allowance for loan losses as a percentage of loans was 0.90% at December 31, 2015 compared to 0.91% at September 30, 2015.

•	The commercial originated allowance for loan losses represented 177% of originated non-performing commercial loans at December 31, 2015 compared to 143% at September 30, 2015.

•	Commercial deposits totaled $8.9 billion at December 31, 2015 compared to $9.0 billion at September 30, 2015.

Retail Banking

•	Residential mortgage loans increased $76 million, or 6% annualized, from September 30, 2015.

•	Average residential mortgage loans totaled $5.4 billion in 4Q15, an increase of $153 million, or 12% annualized, from 3Q15.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 0.71% at December 31, 2015 compared to 0.74% at September 30, 2015.

•	Net loan charge-offs totaled $0.1 million, or less than 0.01% annualized, of average residential mortgage loans in 4Q15, compared to $0.4 million, or 0.03% annualized, in 3Q15.

•	Home equity loans increased $12 million, or 2% annualized, from September 30, 2015.

•	Average home equity loans totaled $2.1 billion in 4Q15, unchanged from 3Q15.

•	The ratio of originated non-performing home equity loans to originated home equity loans was 0.92% at December 31, 2015 compared to 1.00% at September 30, 2015.

•	Net loan charge-offs totaled $1.1 million, or 0.22% annualized, of average home equity loans in 4Q15, compared to $0.6 million, or 0.11% annualized, in 3Q15.

•	Retail deposits (excluding brokered deposits) totaled $16.9 billion at December 31, 2015 compared to $16.6 billion at September 30, 2015.

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People’s United Financial, Inc. Reports 4Q Earnings

Conference Call

On January 21, 2016, at 5 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; and (9) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Access Information About People’s United Financial at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(dollars in millions, except per share data)	2015	2015	2015	2015	2014
Earnings Data:
Net interest income (fully taxable equivalent)	$245.3	$241.1	$237.0	$233.9	$233.2
Net interest income	238.8	234.8	230.4	228.1	228.1
Provision for loan losses	9.7	6.2	7.7	9.8	9.9
Non-interest income (1)	93.3	87.1	83.0	89.0	86.8
Non-interest expense	217.0	214.2	211.8	217.6	207.7
Operating non-interest expense (2)	213.2	214.1	208.8	211.6	207.1
Income before income tax expense	105.4	101.5	93.9	89.7	97.3
Net income	70.8	68.4	61.7	59.2	64.7
Operating earnings (2)	67.2	68.4	63.7	63.2	65.1

Selected Statistical Data:
Net interest margin (3)	2.87%	2.87%	2.88%	2.91%	3.00%
Return on average assets (3)	0.75	0.73	0.67	0.66	0.74
Operating return on average assets (2), (3)	0.71	0.73	0.70	0.71	0.75
Return on average tangible assets (3)	0.79	0.78	0.71	0.70	0.79
Return on average stockholders’ equity (3)	6.0	5.8	5.3	5.1	5.5
Return on average tangible stockholders’ equity (3)	10.7	10.5	9.5	9.2	10.1
Operating return on average tangible stockholders’ equity (2), (3)	10.2	10.5	9.8	9.9	10.1
Efficiency ratio (2)	61.0	61.7	61.6	61.9	61.3

Common Share Data:
Basic and diluted earnings per share	$0.23	$0.23	$0.20	$0.20	$0.22
Operating earnings per share (2)	0.22	0.23	0.21	0.21	0.22
Dividends paid per share	0.1675	0.1675	0.1675	0.165	0.165
Dividend payout ratio	71.5%	73.9%	81.8%	83.7%	76.5%
Operating dividend payout ratio (2)	75.3	73.9	79.2	78.3	76.0
Book value per share (end of period)	$15.62	$15.64	$15.51	$15.55	$15.44
Tangible book value per share (end of period) (2)	8.73	8.75	8.59	8.58	8.43
Stock price:
High	16.93	16.95	16.64	15.45	15.50
Low	15.00	14.69	14.92	13.97	13.61
Close (end of period)	16.15	15.73	16.21	15.20	15.18
Common shares (end of period) (in millions)	302.86	302.39	302.11	301.18	300.13
Weighted average diluted common shares (in millions)	301.38	301.00	300.09	299.15	298.65

(1)	Three months ended December 31, 2015 includes a $9.2 million net gain resulting from the sale of People’s United Bank’s payroll services business.
(2)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Twelve Months Ended
	December 31,
(dollars in millions, except per share data)	2015	2014
Earnings Data:
Net interest income (fully taxable equivalent)	$957.3	$931.1
Net interest income	932.1	911.9
Provision for loan losses	33.4	40.6
Non-interest income (1)	352.4	350.8
Non-interest expense	860.6	841.5
Operating non-interest expense (2)	847.7	832.0
Income before income tax expense	390.5	380.6
Net income	260.1	251.7
Operating earnings (2)	262.5	244.5

Selected Statistical Data:
Net interest margin	2.88%	3.09%
Return on average assets	0.71	0.75
Operating return on average assets (2)	0.71	0.72
Return on average tangible assets	0.75	0.80
Return on average stockholders’ equity	5.5	5.4
Return on average tangible stockholders’ equity	10.0	10.0
Operating return on average tangible stockholders’ equity (2)	10.1	9.7
Efficiency ratio (2)	61.5	62.1

Common Share Data:
Basic and diluted earnings per share	$0.86	$0.84
Operating earnings per share (2)	0.87	0.82
Dividends paid per share	0.6675	0.6575
Dividend payout ratio	77.3%	78.2%
Operating dividend payout ratio (2)	76.6	80.6
Book value per share (end of period)	$15.62	$15.44
Tangible book value per share (end of period) (2)	8.73	8.43
Stock price:
High	16.95	15.70
Low	13.97	13.61
Close (end of period)	16.15	15.18
Common shares (end of period) (in millions)	302.86	300.13
Weighted average diluted common shares (in millions)	300.41	298.26

(1)	Includes a $9.2 million net gain resulting from the sale of People’s United Bank’s payroll services business and a $20.6 million net gain resulting from the formation of a merchant services joint venture for the twelve months ended December 31, 2015 and 2014, respectively.
(2)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(dollars in millions)	2015	2015	2015	2015	2014
Financial Condition Data:
Total assets	$38,877	$37,478	$37,183	$36,407	$35,997
Loans	28,411	27,672	27,562	26,929	26,592
Securities	6,449	5,921	5,756	5,577	5,012
Short-term investments (1)	380	245	196	250	769
Allowance for loan losses	211	208	205	201	198
Goodwill and other acquisition-related intangible assets	2,088	2,085	2,091	2,097	2,103
Deposits	28,417	28,280	27,435	27,150	26,138
Borrowings	4,307	2,997	3,563	3,143	3,692
Notes and debentures	1,039	1,045	1,030	1,042	1,034
Stockholders’ equity	4,732	4,731	4,686	4,682	4,633
Total risk-weighted assets (2):
People’s United Financial, Inc.	29,678	28,990	28,688	28,100	27,513
People’s United Bank	29,653	28,953	28,648	28,084	27,454
Non-performing assets (3)	182	210	221	209	224
Net loan charge-offs	6.2	4.1	3.2	7.2	8.5

Average Balances:
Loans	$27,853	$27,496	$27,125	$26,504	$26,136
Securities (4)	6,133	5,880	5,577	5,325	4,718
Short-term investments (1)	247	245	223	276	276
Total earning assets	34,233	33,621	32,925	32,105	31,130
Total assets	37,906	37,257	36,617	35,768	34,763
Deposits	28,481	27,810	27,236	26,579	25,781
Borrowings	3,187	3,304	3,215	3,018	2,854
Notes and debentures	1,043	1,034	1,040	1,041	1,027
Total funding liabilities	32,711	32,148	31,491	30,638	29,662
Stockholders’ equity	4,736	4,700	4,689	4,663	4,679

Ratios:
Net loan charge-offs to average total loans (annualized)	0.09%	0.06%	0.05%	0.11%	0.13%
Non-performing assets to originated loans, real estate owned and repossessed assets (3)	0.66	0.78	0.83	0.80	0.88
Originated allowance for loan losses to:
Originated loans (3)	0.73	0.74	0.73	0.74	0.74
Originated non-performing loans (3)	127.3	108.1	102.9	107.5	95.5
Average stockholders’ equity to average total assets	12.5	12.6	12.8	13.0	13.5
Stockholders’ equity to total assets	12.2	12.6	12.6	12.9	12.9
Tangible stockholders’ equity to tangible assets (5)	7.2	7.5	7.4	7.5	7.5
Total risk-based capital (2):
People’s United Financial, Inc.	11.7	11.8	11.8	11.9	12.2
People’s United Bank	12.6	12.8	12.9	13.1	13.0

(1)	Includes securities purchased under agreements to resell.
(2)	Effective January 1, 2015, calculated in accordance with Basel III capital rules. December 31, 2015 amounts are preliminary.
(3)	Excludes acquired loans.
(4)	Average balances for securities are based on amortized cost.
(5)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

	Dec. 31,	Sept. 30,	June 30,	Dec. 31,
(in millions)	2015	2015	2015	2014
Assets
Cash and due from banks	$334.8	$300.3	$362.8	$345.1
Short-term investments	380.5	244.6	195.5	668.6

Total cash and cash equivalents	715.3	544.9	558.3	1,013.7

Securities purchased under agreements to resell	—	—	—	100.0

Securities:
Trading account securities, at fair value	6.7	8.3	8.3	8.3
Securities available for sale, at fair value	4,527.7	4,221.2	4,518.7	3,993.7
Securities held to maturity, at amortized cost	1,609.6	1,377.1	913.6	834.3
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	305.4	314.7	315.1	175.7

Total securities	6,449.4	5,921.3	5,755.7	5,012.0

Loans held for sale	34.5	36.2	56.8	34.2

Loans:
Commercial	10,722.0	10,313.3	10,580.9	10,055.1
Commercial real estate	10,028.8	9,785.4	9,600.4	9,404.3
Residential mortgage	5,457.0	5,381.4	5,191.6	4,932.0
Consumer	2,203.1	2,192.1	2,189.4	2,200.6

Total loans	28,410.9	27,672.2	27,562.3	26,592.0
Less allowance for loan losses	(211.0)	(207.5)	(205.4)	(198.3)

Total loans, net	28,199.9	27,464.7	27,356.9	26,393.7

Goodwill and other acquisition-related intangible assets	2,087.8	2,084.7	2,090.6	2,102.5
Bank-owned life insurance	346.5	345.6	345.9	343.3
Premises and equipment	257.8	258.7	262.9	277.8
Other assets	786.2	821.6	756.1	719.9

Total assets	$38,877.4	$37,477.7	$37,183.2	$35,997.1

Liabilities
Deposits:
Non-interest-bearing	$6,178.6	$5,877.2	$5,893.1	$5,655.1
Savings, interest-bearing checking and money market	17,420.7	17,236.6	16,084.2	15,252.4
Time	4,818.1	5,165.9	5,457.5	5,230.7

Total deposits	28,417.4	28,279.7	27,434.8	26,138.2

Borrowings:
Federal Home Loan Bank advances	3,463.8	2,164.5	2,615.2	2,291.7
Customer repurchase agreements	469.5	472.3	472.6	486.0
Federal funds purchased	374.0	360.0	474.0	913.0
Other borrowings	—	—	1.0	1.0

Total borrowings	4,307.3	2,996.8	3,562.8	3,691.7

Notes and debentures	1,038.7	1,044.9	1,029.8	1,033.5
Other liabilities	382.4	425.5	470.1	500.6

Total liabilities	34,145.8	32,746.9	32,497.5	31,364.0

Stockholders’ Equity
Common stock	3.9	3.9	3.9	3.9
Additional paid-in capital	5,337.7	5,327.3	5,319.6	5,291.2
Retained earnings	880.8	861.0	843.8	826.7
Unallocated common stock of Employee Stock Ownership Plan, at cost	(151.8)	(153.6)	(155.4)	(159.0)
Accumulated other comprehensive loss	(177.2)	(146.1)	(164.5)	(168.2)
Treasury stock, at cost	(1,161.8)	(1,161.7)	(1,161.7)	(1,161.5)

Total stockholders’ equity	4,731.6	4,730.8	4,685.7	4,633.1

Total liabilities and stockholders’ equity	$38,877.4	$37,477.7	$37,183.2	$35,997.1

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in millions, except per share data)	2015	2015	2015	2015	2014
Interest and dividend income:
Commercial	$92.7	$92.5	$90.3	$88.9	$89.1
Commercial real estate	86.1	85.7	86.4	85.3	87.7
Residential mortgage	43.0	41.9	40.3	40.2	39.8
Consumer	18.1	18.1	18.0	18.1	18.7

Total interest on loans	239.9	238.2	235.0	232.5	235.3
Securities	33.8	31.2	29.0	27.5	24.0
Loans held for sale	0.3	0.4	0.4	0.2	0.2
Short-term investments	0.2	0.1	0.1	0.1	0.1

Total interest and dividend income	274.2	269.9	264.5	260.3	259.6

Interest expense:
Deposits	24.6	24.8	23.9	22.2	21.7
Borrowings	3.3	2.9	2.7	2.6	2.4
Notes and debentures	7.5	7.4	7.5	7.4	7.4

Total interest expense	35.4	35.1	34.1	32.2	31.5

Net interest income	238.8	234.8	230.4	228.1	228.1
Provision for loan losses	9.7	6.2	7.7	9.8	9.9

Net interest income after provision for loan losses	229.1	228.6	222.7	218.3	218.2

Non-interest income:
Bank service charges	31.1	32.5	31.5	30.1	32.0
Investment management fees	10.8	10.8	11.3	10.8	10.5
Operating lease income	10.5	10.5	10.5	10.8	10.2
Commercial banking lending fees	9.2	10.3	9.8	13.3	9.5
Insurance revenue	7.5	9.1	6.5	7.6	6.6
Customer interest rate swap income, net	3.6	3.4	2.2	5.3	3.2
Brokerage commissions	3.1	3.1	3.2	3.2	3.4
Net gains on sale of residential mortgage loans	1.3	1.5	2.0	0.7	1.0
Net (losses) gains on sales of acquired loans	—	—	(0.2)	1.9	(0.3)
Net security gains	—	—	—	—	2.7
Gain on sale of business, net of expenses	9.2	—	—	—	—
Other non-interest income	7.0	5.9	6.2	5.3	8.0

Total non-interest income (1)	93.3	87.1	83.0	89.0	86.8

Non-interest expense:
Compensation and benefits	112.0	113.4	109.3	114.8	108.2
Occupancy and equipment	37.0	37.0	36.8	38.7	36.3
Professional and outside services	17.9	17.0	17.3	15.8	14.7
Operating lease expense	9.4	9.2	9.2	9.3	8.9
Regulatory assessments	7.1	9.5	9.2	9.3	9.4
Amortization of other acquisition-related intangible assets	6.1	5.9	6.0	5.9	6.2
Other non-interest expense	27.5	22.2	24.0	23.8	24.0

Total non-interest expense (1)	217.0	214.2	211.8	217.6	207.7

Income before income tax expense	105.4	101.5	93.9	89.7	97.3
Income tax expense	34.6	33.1	32.2	30.5	32.6

Net income	$70.8	$68.4	$61.7	$59.2	$64.7

Basic and diluted earnings per common share	$0.23	$0.23	$0.20	$0.20	$0.22

(1)	Total non-interest income includes $9.2 million of non-operating income for the three months ended December 31, 2015. Total non-interest expense includes $3.8 million, $0.1 million, $3.0 million, $6.0 million and $0.6 million of non-operating expenses for the three months ended December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015 and December 31, 2014, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended
	December 31,
(in millions, except per share data)	2015	2014
Interest and dividend income:
Commercial	$364.4	$351.0
Commercial real estate	343.5	354.2
Residential mortgage	165.4	153.5
Consumer	72.3	73.9

Total interest on loans	945.6	932.6
Securities	121.5	96.8
Loans held for sale	1.3	0.8
Short-term investments	0.5	0.4

Total interest and dividend income	1,068.9	1,030.6

Interest expense:
Deposits	95.5	80.9
Borrowings	11.5	11.1
Notes and debentures	29.8	26.7

Total interest expense	136.8	118.7

Net interest income	932.1	911.9
Provision for loan losses	33.4	40.6

Net interest income after provision for loan losses	898.7	871.3

Non-interest income:
Bank service charges	125.2	128.6
Investment management fees	43.7	41.6
Commercial banking lending fees	42.6	36.4
Operating lease income	42.3	41.6
Insurance revenue	30.7	29.9
Customer interest rate swap income, net	14.5	8.6
Brokerage commissions	12.6	13.6
Net gains on sale of residential mortgage loans	5.5	2.9
Net gains (losses) on sales of acquired loans	1.7	(0.9)
Net security gains	—	3.0
Gain on sale of business, net of expenses	9.2	20.6
Other non-interest income	24.4	24.9

Total non-interest income (1)	352.4	350.8

Non-interest expense:
Compensation and benefits	449.5	436.0
Occupancy and equipment	149.5	147.3
Professional and outside services	68.0	59.2
Operating lease expense	37.1	37.4
Regulatory assessments	35.1	35.6
Amortization of other acquisition-related intangible assets	23.9	24.8
Other non-interest expense	97.5	101.2

Total non-interest expense (1)	860.6	841.5

Income before income tax expense	390.5	380.6
Income tax expense	130.4	128.9

Net income	$260.1	$251.7

Basic and diluted earnings per common share	$0.86	$0.84

(1)	Total non-interest income includes $9.2 million and $20.6 million of non-operating income for the twelve months ended December 31, 2015 and 2014, respectively. Total non-interest expense includes $12.9 million and $9.5 million of non-operating expenses for the twelve months ended December 31, 2015 and 2014, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	December 31, 2015			September 30, 2015			December 31, 2014
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments (2)	$247.1	$0.2	0.21%	$245.3	$0.1	0.19%	$276.1	$0.1	0.20%
Securities (3)	6,133.1	37.7	2.46	5,879.9	34.8	2.37	4,718.4	26.7	2.26
Loans:
Commercial (4)	10,300.8	95.3	3.70	10,327.7	95.2	3.69	9,694.2	91.5	3.78
Commercial real estate	9,911.1	86.1	3.48	9,688.4	85.7	3.54	9,368.8	87.7	3.75
Residential mortgage	5,440.6	43.3	3.17	5,293.2	42.3	3.20	4,877.8	40.0	3.28
Consumer	2,200.7	18.1	3.31	2,186.9	18.1	3.30	2,195.0	18.7	3.40

Total loans	27,853.2	242.8	3.49	27,496.2	241.3	3.51	26,135.8	237.9	3.64

Total earning assets	34,233.4	$280.7	3.28%	33,621.4	$276.2	3.29%	31,130.3	$264.7	3.40%

Other assets	3,672.4			3,635.6			3,633.1

Total assets	$37,905.8			$37,257.0			$34,763.4

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$6,049.3	$—	—%	$5,853.7	$—	—%	$5,575.7	$—	—%
Savings, interest-bearing checking and money market	17,453.7	11.6	0.27	16,634.9	11.1	0.27	15,035.6	9.8	0.26
Time	4,977.6	13.0	1.05	5,321.6	13.7	1.03	5,169.5	11.9	0.92

Total deposits	28,480.6	24.6	0.35	27,810.2	24.8	0.36	25,780.8	21.7	0.34

Borrowings:
Federal Home Loan Bank advances	2,353.8	2.8	0.47	2,444.2	2.5	0.41	1,943.4	2.0	0.42
Customer repurchase agreements	434.9	0.2	0.20	481.1	0.2	0.19	461.1	0.2	0.19
Federal funds purchased	398.5	0.3	0.23	378.4	0.2	0.19	447.8	0.2	0.16
Repurchase agreements	—	—	—	0.5	—	1.75	1.0	—	1.75
Other borrowings	—	—	—	—	—	—	0.3	—	—

Total borrowings	3,187.2	3.3	0.40	3,304.2	2.9	0.35	2,853.6	2.4	0.34

Notes and debentures	1,043.3	7.5	2.89	1,034.1	7.4	2.88	1,027.5	7.4	2.90

Total funding liabilities	32,711.1	$35.4	0.43%	32,148.5	$35.1	0.44%	29,661.9	$31.5	0.43%

Other liabilities	458.7			408.0			422.3

Total liabilities	33,169.8			32,556.5			30,084.2
Stockholders’ equity	4,736.0			4,700.5			4,679.2

Total liabilities and stockholders’ equity	$37,905.8			$37,257.0			$34,763.4

Net interest income/spread (5)		$245.3	2.85%		$241.1	2.85%		$233.2	2.97%

Net interest margin			2.87%			2.87%			3.00%

(1)	Average yields earned and rates paid are annualized.
(2)	Includes securities purchased under agreements to resell.
(3)	Average balances and yields for securities are based on amortized cost.
(4)	Includes commercial and industrial loans and equipment financing loans.
(5)	The fully taxable equivalent adjustment was $6.5 million, $6.3 million and $5.1 million for the three months ended December 31, 2015, September 30, 2015 and December 31, 2014, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	December 31, 2015			December 31, 2014
Twelve months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments (1)	$247.8	$0.5	0.20%	$214.9	$0.4	0.20%
Securities (2)	5,731.5	135.7	2.37	4,746.9	106.3	2.24
Loans:
Commercial (3)	10,189.5	375.4	3.68	9,266.2	360.7	3.89
Commercial real estate	9,643.9	343.5	3.56	9,145.0	354.2	3.87
Residential mortgage	5,222.4	166.7	3.19	4,635.1	154.3	3.33
Consumer	2,193.1	72.3	3.30	2,172.7	73.9	3.40

Total loans	27,248.9	957.9	3.52	25,219.0	943.1	3.74

Total earning assets	33,228.2	$1,094.1	3.29%	30,180.8	$1,049.8	3.48%

Other assets	3,665.8			3,572.0

Total assets	$36,894.0			$33,752.8

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$5,801.9	$—	—%	$5,390.1	$—	—%
Savings, interest-bearing checking and money market	16,489.3	43.5	0.26	14,238.9	36.7	0.26
Time	5,241.4	52.0	0.99	4,668.7	44.2	0.95

Total deposits	27,532.6	95.5	0.35	24,297.7	80.9	0.33

Borrowings:
Federal Home Loan Bank advances	2,306.6	9.8	0.42	2,593.7	9.2	0.36
Customer repurchase agreements	463.6	0.9	0.19	482.0	1.0	0.20
Federal funds purchased	411.0	0.8	0.19	471.8	0.8	0.17
Repurchase agreements	0.6	—	1.76	53.5	0.1	0.26
Other borrowings	—	—	—	3.6	—	0.08

Total borrowings	3,181.8	11.5	0.36	3,604.6	11.1	0.31

Notes and debentures	1,039.4	29.8	2.87	839.1	26.7	3.19

Total funding liabilities	31,753.8	$136.8	0.43%	28,741.4	$118.7	0.41%

Other liabilities	443.2			386.0

Total liabilities	32,197.0			29,127.4
Stockholders’ equity	4,697.0			4,625.4

Total liabilities and stockholders’ equity	$36,894.0			$33,752.8

Net interest income/spread (4)		$957.3	2.86%		$931.1	3.07%

Net interest margin			2.88%			3.09%

(1)	Includes securities purchased under agreements to resell.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	Includes commercial and industrial loans and equipment financing loans.
(4)	The fully taxable equivalent adjustment was $25.2 million and $19.2 million for the twelve months ended December 31, 2015 and 2014, respectively.

People’s United Financial, Inc.

Loans acquired in connection with business combinations are initially recorded at fair value, determined based upon an estimate of expected cash flows, including a reduction for estimated credit losses, and without carryover of the respective portfolio’s historical allowance for loan losses. A decrease in expected cash flows in subsequent periods may indicate that a loan is impaired, which would require the establishment of an allowance for loan losses. As such, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

NON-PERFORMING ASSETS

(dollars in millions)	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014
Originated non-performing loans:
Commercial:
Commercial and industrial	$44.9	$62.9	$52.4	$42.6	$55.8
Commercial real estate	30.2	31.8	36.5	43.3	60.2
Equipment financing	27.5	29.4	38.3	34.9	25.4

Total	102.6	124.1	127.2	120.8	141.4

Retail:
Residential mortgage	37.2	38.2	40.9	37.5	37.6
Home equity	19.5	21.0	21.4	19.4	17.9
Other consumer	0.1	—	0.1	0.1	0.1

Total	56.8	59.2	62.4	57.0	55.6

Total originated non-performing loans (1)	159.4	183.3	189.6	177.8	197.0

REO:
Residential	7.1	10.8	14.8	16.5	13.6
Commercial	5.5	8.2	10.6	10.2	11.0

Total REO	12.6	19.0	25.4	26.7	24.6

Repossessed assets	9.5	7.3	5.5	4.3	2.5

Total non-performing assets	$181.5	$209.6	$220.5	$208.8	$224.1

Acquired non-performing loans (contractual amount) (2)	$30.0	$38.4	$41.5	$74.8	$103.6

Originated non-performing loans as a percentage of originated loans	0.58%	0.68%	0.71%	0.68%	0.77%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	0.66	0.78	0.83	0.80	0.88
Tangible stockholders’ equity and originated allowance for loan losses	6.38	7.37	7.91	7.52	8.24

(1)	Reported net of government guarantees totaling $16.9 million at December 31, 2015, $17.3 million at September 30, 2015, $16.6 million at June 30, 2015, $17.5 million at March 31, 2015 and $17.6 million at December 31, 2014.
(2)	Represents acquired loans that meet People’s United Financial’s definition of a non-performing loan but are not, under the accounting model for acquired loans, subject to classification as non-accrual in the same manner as originated loans. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(dollars in millions)	2015	2015	2015	2015	2014
Allowance for loan losses on originated loans:
Balance at beginning of period	$198.1	$195.1	$191.1	$188.1	$185.0
Charge-offs	(7.8)	(6.1)	(6.0)	(8.1)	(9.7)
Recoveries	1.6	2.0	2.8	0.9	1.2

Net loan charge-offs	(6.2)	(4.1)	(3.2)	(7.2)	(8.5)
Provision for loan losses	11.0	7.1	7.2	10.2	11.6

Balance at end of period	202.9	198.1	195.1	191.1	188.1

Allowance for loan losses on acquired loans:
Balance at beginning of period	9.4	10.3	9.8	10.2	11.9
Provision for loan losses	(1.3)	(0.9)	0.5	(0.4)	(1.7)

Balance at end of period	8.1	9.4	10.3	9.8	10.2

Total allowance for loan losses	$211.0	$207.5	$205.4	$200.9	$198.3

Commercial originated allowance for loan loss as a percentage of originated commercial loans	0.90%	0.91%	0.90%	0.91%	0.91%
Retail originated allowance for loan losses as a percentage of originated retail loans	0.28	0.28	0.26	0.26	0.27
Total originated allowance for loan losses as a percentage of:
Originated loans	0.73	0.74	0.73	0.74	0.74
Originated non-performing loans	127.3	108.1	102.9	107.5	95.5

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(dollars in millions)	2015	2015	2015	2015	2014
Commercial:
Commercial and industrial	$3.5	$1.4	$1.4	$2.1	$3.2
Commercial real estate	(0.1)	0.5	(0.4)	2.8	3.3
Equipment financing	1.4	1.0	0.5	1.1	—

Total	4.8	2.9	1.5	6.0	6.5

Retail:
Residential mortgage	0.1	0.4	0.5	0.4	0.2
Home equity	1.1	0.6	1.1	0.5	1.3
Other consumer	0.2	0.2	0.1	0.3	0.5

Total	1.4	1.2	1.7	1.2	2.0

Total net loan charge-offs	$6.2	$4.1	$3.2	$7.2	$8.5

Net loan charge-offs to average total loans (annualized)	0.09%	0.06%	0.05%	0.11%	0.13%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial’s results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible equity ratios, tangible book value per share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United Financial’s underlying operating performance and trends, and facilitates comparisons with the performance of other financial institutions. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible equity ratio and tangible book value per share are used to analyze the relative strength of People’s United Financial’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United Financial to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses, which are also excluded in arriving at operating non-interest expense) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). In addition, operating lease expense is excluded from total non-interest expense and netted against operating lease income within non-interest income to conform with the reporting approach applied to fee-based businesses already presented on a net basis. People’s United Financial generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United Financial’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) writedowns of banking house assets and related lease termination costs; (iii) severance-related costs; (iv) merger-related expenses, including acquisition integration and other costs; and (v) charges related to executive-level management separation costs, are generally also excluded when calculating the efficiency ratio. Operating earnings per share is derived by determining the per share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) GAAP earnings per share. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible stockholders’ equity is calculated by dividing operating earnings (annualized) by average tangible stockholders’ equity. The operating dividend payout ratio is calculated by dividing dividends paid by operating earnings for the respective period.

The tangible equity ratio is the ratio of (i) tangible stockholders’ equity (total stockholders’ equity less goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per share is calculated by dividing tangible stockholders’ equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United Financial for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(dollars in millions)	2015	2015	2015	2015	2014	2015	2014
Total non-interest expense	$217.0	$214.2	$211.8	$217.6	$207.7	$860.6	$841.5

Adjustments to arrive at operating non-interest expense:
Writedowns of banking house assets	(2.5)	—	(2.7)	(5.3)	—	(10.5)	(6.2)
Severance-related costs	(1.3)	(0.1)	(0.3)	(0.7)	(0.6)	(2.4)	(3.3)

Total	(3.8)	(0.1)	(3.0)	(6.0)	(0.6)	(12.9)	(9.5)

Operating non-interest expense	213.2	214.1	208.8	211.6	207.1	847.7	832.0

Operating lease expense (1)	(9.4)	(9.2)	(9.2)	(9.3)	(8.9)	(37.1)	(37.4)
Amortization of other acquisition-related intangible assets	(6.1)	(5.9)	(6.0)	(5.9)	(6.2)	(23.9)	(24.8)
Other (2)	(2.2)	(1.8)	(1.8)	(2.0)	(2.4)	(7.8)	(10.3)

Total non-interest expense for efficiency ratio	$195.5	$197.2	$191.8	$194.4	$189.6	$778.9	$759.5

Net interest income (FTE basis)	$245.3	$241.1	$237.0	$233.9	$233.2	$957.3	$931.1
Total non-interest income	93.3	87.1	83.0	89.0	86.8	352.4	350.8

Total revenues	338.6	328.2	320.0	322.9	320.0	1,309.7	1,281.9
Adjustments:
Operating lease expense (1)	(9.4)	(9.2)	(9.2)	(9.3)	(8.9)	(37.1)	(37.4)
BOLI FTE adjustment	0.5	0.6	0.7	0.6	0.9	2.4	2.8
Net security gains	—	—	—	—	(2.7)	—	(3.0)
Gain on sale of business, net of expenses	(9.2)	—	—	—	—	(9.2)	(20.6)
Other (3)	—	(0.1)	—	—	0.1	(0.1)	(0.5)

Total revenues for efficiency ratio	$320.5	$319.5	$311.5	$314.2	$309.4	$1,265.7	$1,223.2

Efficiency ratio	61.0%	61.7%	61.6%	61.9%	61.3%	61.5%	62.1%

(1)	Operating lease expense is excluded from total non-interest expense and netted against operating lease income within non-interest income to conform with the reporting approach applied to fee-based businesses already presented on a net basis.
(2)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include, as applicable, certain franchise taxes, real estate owned expenses, contract termination costs and non-recurring expenses.
(3)	Items classified as “other” and added to (deducted from) total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains associated with the sale of branch locations.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

OPERATING EARNINGS

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(dollars in millions, except per share data)	2015	2015	2015	2015	2014	2015	2014
Net income, as reported	$70.8	$68.4	$61.7	$59.2	$64.7	$260.1	$251.7

Adjustments to arrive at operating earnings:
Writedowns of banking house assets	2.5	—	2.7	5.3	—	10.5	6.2
Severance-related costs	1.3	0.1	0.3	0.7	0.6	2.4	3.3
Gain on sale of business, net of expenses	(9.2)	—	—	—	—	(9.2)	(20.6)

Total pre-tax adjustments	(5.4)	0.1	3.0	6.0	0.6	3.7	(11.1)
Tax effect	1.8	(0.1)	(1.0)	(2.0)	(0.2)	(1.3)	3.9

Total adjustments, net of tax	(3.6)	—	2.0	4.0	0.4	2.4	(7.2)

Operating earnings	$67.2	$68.4	$63.7	$63.2	$65.1	$262.5	$244.5

Earnings per share, as reported	$0.23	$0.23	$0.20	$0.20	$0.22	$0.86	$0.84

Adjustments to arrive at operating earnings per share:
Writedowns of banking house assets	0.01	—	0.01	0.01	—	0.03	0.01
Severance-related costs	—	—	—	—	—	—	0.01
Gain on sale of business, net of expenses	(0.02)	—	—	—	—	(0.02)	(0.04)

Total adjustments per share	(0.01)	—	0.01	0.01	—	0.01	(0.02)

Operating earnings per share	$0.22	$0.23	$0.21	$0.21	$0.22	$0.87	$0.82

Average total assets	$37,906	$37,257	$36,617	$35,768	$34,763	$36,894	$33,753

Operating return on average assets (annualized)	0.71%	0.73%	0.70%	0.71%	0.75%	0.71%	0.72%

OPERATING RETURN ON AVERAGE TANGIBLE STOCKHOLDERS’ EQUITY

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(dollars in millions)	2015	2015	2015	2015	2014	2015	2014
Operating earnings	$67.2	$68.4	$63.7	$63.2	$65.1	$262.5	$244.5

Average stockholders’ equity	$4,736	$4,700	$4,689	$4,663	$4,679	$4,697	$4,625
Less: Average goodwill and average other acquisition-related intangible assets	2,092	2,088	2,094	2,100	2,106	2,094	2,115

Average tangible stockholders’ equity	$2,644	$2,612	$2,595	$2,563	$2,573	$2,603	$2,510

Operating return on average tangible stockholders’ equity (annualized)	10.2%	10.5%	9.8%	9.9%	10.1%	10.1%	9.7%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

OPERATING DIVIDEND PAYOUT RATIO

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(dollars in millions)	2015	2015	2015	2015	2014	2015	2014
Dividends paid	$50.6	$50.6	$50.5	$49.5	$49.5	$201.2	$196.9

Operating earnings	$67.2	$68.4	$63.7	$63.2	$65.1	$262.5	$244.5

Operating dividend payout ratio	75.3%	73.9%	79.2%	78.3%	76.0%	76.6%	80.6%

TANGIBLE EQUITY RATIO

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(dollars in millions)	2015	2015	2015	2015	2014
Total stockholders’ equity	$4,732	$4,731	$4,686	$4,682	$4,633
Less: Goodwill and other acquisition-related intangible assets	2,088	2,085	2,091	2,097	2,103

Tangible stockholders’ equity	$2,644	$2,646	$2,595	$2,585	$2,530

Total assets	$38,877	$37,478	$37,183	$36,407	$35,997
Less: Goodwill and other acquisition-related intangible assets	2,088	2,085	2,091	2,097	2,103

Tangible assets	$36,789	$35,393	$35,092	$34,310	$33,894

Tangible equity ratio	7.2%	7.5%	7.4%	7.5%	7.5%

TANGIBLE BOOK VALUE PER SHARE

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in millions, except per share data)	2015	2015	2015	2015	2014
Tangible stockholders’ equity	$2,644	$2,646	$2,595	$2,585	$2,530

Common shares issued	399.24	398.84	398.66	397.81	396.85
Less: Shares classified as treasury shares	89.06	89.05	89.06	89.05	89.05
Unallocated ESOP shares	7.32	7.40	7.49	7.58	7.67

Common shares	302.86	302.39	302.11	301.18	300.13

Tangible book value per share	$8.73	$8.75	$8.59	$8.58	$8.43